April 16, 2014

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE:	Internet Infinity. Inc.
File No. 814-00724

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 16, 2014 of Internet Infinity, Inc.(“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

Sincerely,

/s/ JPDH & Company